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                                                                   EXHIBIT 10.28

LEASE, made the twentieth day of May, 2004

BETWEEN Facstore

having offices located at 354 North Avenue East, Cranford, NJ 07016, herein designated as the Landlord,

AND EMTEC, INC.
having offices located at 572 Whitehead Road, Trenton, NJ 08619, herein designated as the Tenant;

WITNESSETH THAT, the Landlord does hereby lease to the Tenant and the Tenant does hereby rent from the Landlord, the following described premises:

the portion of the second floor of 354 North Avenue, Cranford, NJ, 07016 consisting of two private offices and all of the open area containing modular workstations; the modular workstations shall remain, but Tenant may, at its expense, bring in its own furniture and modular workstations to replace the existing units; Tenant may, at its own expense, upgrade the Toshiba telephone system; Tenant shall be entitled to joint occupancy with Landlord of the conference room, kitchen, bathrooms, and common areas located on the second floor for a term commencing on June 1, 2004, and ending on May 31, 2005 (subject to the renewal option set forth in paragraph 15th).

This Lease shall be on and subject to the following terms

     1st: The Tenant covenants and agrees to pay to the Landlord, as gross rent for and during the term hereof, the sum of $34,800 in the following manner: which shall be payable in monthly installments of $2,900 due on the first of the calendar month to which it relates. Said rent shall be inclusive of all charges, including without limitation, utilities, insurance, real estate taxes, maintenance, repair costs and operating expenses.

     2nd: The Tenant shall take good care of the premises; at the end or other expiration of the term hereof, Tenant shall deliver up the rented premises in good order and condition, wear and tear from a reasonable use thereof, and damage by the elements not resulting from the neglect or fault of the Tenant, excepted. The Tenant shall neither encumber nor obstruct the sidewalks, driveways, yards, entrances, hallways and stairs.

     3rd: The Tenant, at Tenant's own cost and expense, shall obtain or provide and keep in full force, during the term hereof, general public liability insurance, insuring against any and all liability or claims of liability arising out of, occasioned by or resulting from any accident or otherwise in or about the leased premises, for injuries to any person or persons, for limits of not less than $1,000,000 for injuries to one person and $1,000,000 for injuries to more than one persons in any one accident or occurrence, and for loss or damage to the property of any person or persons, for not less than $1,000,000. The policy or policies of insurance shall be of a company or companies authorized to do business in this State and shall be delivered to the Landlord, together with evidence of the payment of the premiums therefor, not less than five


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days prior to the commencement of the term hereof

     4th: Landlord shall maintain casualty insurance on the premises and its personal property and fixtures insuring same for full replacement value. Landlord hereby waives any right of recovery against Tenant with respect to any casualty to the premises and shall use its best efforts to obtain a waiver of subrogation in favor of Tenant with respect to said casualty insurance.

          Tenant shall be responsible for insuring Tenant's personal property located on the Premises. Tenant shall use its best efforts to obtain a waiver of subrogation in favor of Landlord with respect to said insurance.

     5th: This Lease, and all rights of Tenant under the Lease, are and shall be subject and subordinate to all mortgages now or hereafter affecting the premises, and to all mortgages which now or hereafter may affect the premises, and to any renewals, modifications, consolidations, replacements or extensions thereof, provided, however, that such subordination shall be subject to Landlord obtaining from each mortgage holder or other lienholder a non-disturbance agreement in form and content reasonably satisfactory to both Tenant and such mortgagee or other lienholder, which shall provide that for so long as Tenant continues to pay the rent reserved in the Lease and is otherwise in compliance with the terms and provisions of the Lease, such mortgagee or lienholder shall not disturb the rights of possession of Tenant in the premises as set forth in the Lease, notwithstanding any foreclosure or exercise of power of sale or proceeding in lieu thereof affecting the premises.

     6th: If the premises shall be partially damaged by fire, the elements or other casualty, the Landlord shall repair the same as speedily as practicable, but the Tenant's obligation to pay the rent hereunder shall not cease. If, in the reasonable opinion of the Landlord, the premises be so extensively and substantially damaged as to render them untenantable, then the rent shall cease until such time as the premises shall be made tenantable by the Landlord. However, if, in the reasonable opinion of the Landlord, the premises be totally destroyed or so extensively and substantially damaged as to require practically a rebuilding thereof, then the rent shall be paid up to the time of such destruction and then and from thenceforth this Lease shall come to an end.

     7th: The Tenant agrees to permit the Landlord and the Landlord's agents, employees or other representatives to show the premises to persons wishing to rent or purchase the same, and Tenant agrees that on and after two months next preceding the expiration of the term hereof, the Landlord or the Landlord's agents, employees or other representatives shall have the right to place notices on the front of said premises or any part thereof, offering the premises for rent or for sale; and the Tenant hereby agrees to permit same to remain thereon without hindrance or molestation.

     8th: Any equipment, fixtures, goods or other property of the Tenant, not removed by the Tenant upon termination of this lease, or upon any quitting, vacating or abandonment of the premises by the Tenant, or upon the Tenant's eviction, shall be considered as abandoned and the Landlord shall have the right, without any notice to the Tenant, to sell or otherwise dispose of the same, at the expense of the Tenant, and shall not be accountable to the Tenant for any part of the proceeds of such sale, if any.

     9th: The Landlord shall not be liable for any damage or injury which may be sustained by


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the Tenant or any other person, as a consequence of the failure, breakage, leakage or obstruction of the water, plumbing, steam, sewer, waste or soil pipes, roof, drains, leaders, gutters, valleys, downspouts or the like or of the electrical, gas, power, conveyor, refrigeration, sprinkler, airconditioning or heating systems, elevators or hoisting equipment; or by reason of the elements; or resulting from the carelessness, negligence or improper conduct on the part of any other tenant or of the Landlord or the Landlord's or any other tenant's agents, employees, guests, licensees, invitees, subtenants, assignees or successors; or attributable to any interference with, interruption of or failure, beyond the control of the landlord, of any services to be furnished or supplied by the Landlord.

     10th: All notices required under the terms of this lease shall be given and shall be complete by mailing such notices by certified or registered mail, return receipt requested, to the address of the parties as shown at the head of this lease, or to such other address as may be designated in writing, which notice of change of address shall be given in the same manner.

     11th: The Landlord covenants and represents that the Landlord is the owner of the premises herein leased and has the right and authority to enter into, execute and deliver this lease; and does further covenant that the Tenant on paying the rent and performing the conditions and covenants herein contained, shall and may peaceably and quietly have, hold and enjoy the leased premises for the term aforementioned.

     12th: This lease contains the entire contract between the parties.

     13th: The Tenant has this day deposited with the Landlord the sum of $2,900 as security for the payment of the rent hereunder and the full and faithful performance by the Tenant of the covenants and conditions on the part of the Tenant to be performed. Said sum shall be returned to the Tenant, with interest, after the expiration of the term hereof provided that the Tenant has fully and faithfully performed all such covenants and conditions and is not in arrears in rent. During the term hereof, the Landlord may, if the Landlord so elects, have recourse to such security, to make good any default by the Tenant, in which event the Tenant shall, on demand, promptly restore said security to its original amount. Liability to repay said security to the Tenant shall run with the reversion and title to said premises, whether any change in ownership thereof be by voluntary alienation or as the result of judicial sale, foreclosure or other proceedings, or the exercise of a right of taking or entry by any mortgagee. The Landlord shall assign or transfer said security, for the benefit of the Tenant, to any subsequent owner or holder of the reversion or title to said premises, in which case the assignee shall become liable for the repayment thereof as herein provided, and the assignor shall be deemed to be released by the Tenant from all liability to return such security. This provision shall be applicable to every alienation or change in title and shall in no wise be deemed to permit the Landlord to retain the security after termination of the Landlord's ownership of the reversion or title. The Tenant shall not mortgage, encumber or assign said security without the written consent of the Landlord.

     14th: Tenant shall not, without the written consent of the Landlord (which shall not be unreasonably withheld), assign, mortgage or hypothecate this lease, nor sublet or sublease the premises or any part thereof.

     15th: Tenant shall have one option for the right to renew and extend the Term of this Lease for an additional period of one year beyond the expiration of the Lease. Tenant must notify Landlord of its exercise of this renewal option by no later than March 31, 2005. The


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monthly rent for the renewal term shall be equal to $2900 multiplied by a fraction, the numerator of which is the Index (as hereafter defined) as of April 30, 2005, and the denominator of which is the Index as of April 30, 2004. The term "Index" as used herein shall mean the Revised Consumer Price Index for Urban Wage Earners and Clerical Workers for New York - Northeastern New Jersey as presently published by the United States Bureau of Labor Statistics or such index as is subsequently substituted therefor. If the Index or its publication shall be discontinued and no substitution therefor shall be published, the Landlord and Tenant shall agree upon a substitute index or formula which then reflects the relative comparable value of the dollar.

     16th: In all references herein to any parties, persons, entities or corporations the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text of the within instrument may require. All the terms, covenants and conditions herein contained shall be for and shall inure to the benefit of and shall bind the, respective parties hereto, and their heirs, executors, administrators, personal or legal representatives, successors and assigns.

     17th: Tenant agrees to pay the landlord's broker commission in the amount of $2,088.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, or caused these presents to be signed by their proper corporate officers and their proper corporate seal to be hereto affixed, the day and year first above written.

Signed, Sealed and Delivered
in the presence of or attested by:      Facstore, Landlord


                                        By: /s/ Linda Schram, Authorized Party
                                            ------------------------------------


                                        EMTEC, INC., Tenant


                                        By: /s/ John Howlett, Authorized Party
                                            ------------------------------------


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